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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-46188, 333-71691 and 333-108038 of NBTY, Inc. on Form S-8 of our reports dated December 22, 2005, relating to the consolidated financial statements and financial statement schedules of NBTY, Inc., and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of NBTY, Inc. for the year ended September 30, 2005.

/s/ DELOITTE & TOUCHE LLP
Jericho, New York
December 22, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM